Exhibit 10.11

(ENGLISH TRANSLATION)

COMMERCIAL COOPERATION AGREEMENT

executed on November 15, 2006, in Poznań between:

1.

Mirosław Kranik, residing in Poznań at 57 Garbary Str., apt. No. 1, conducting business activities as Sunset Suits Men’s Fashion-Moda Męska, with its registered office in Poznań, 57 Garbary Str, hereinafter referred to as the “SELLER”

2.

 “Sunset Suits” S.A. with its registered office in Poznań, 57 Garbary Str., entered in the business register of the National Court Register maintained by the District Court in Poznań, XII Business Department of the National Court Register under KRS No. 0000265620, represented by the President of the Management Board – Marek Kaczmarek and Vice President of the Management Board – Bogdan Zegar, hereinafter referred to as the “BUYER”

of the following content:

SUBJECT MATTER OF THE AGREEMENT

§ 1

1.

This agreement specifies the rules for commercial cooperation between the SELLER and the BUYER with respect to the sale of clothing for men and boys, underwear, and clothing accessories produced by the SELLER, as well as other accessories marked with the SUNSET SUITS trademarks and included in the commercial offer of the SELLER. In particular, the agreement specifies the rules for making orders; rules and terms of order realization; and terms, form and manner of payment.

2.

The BUYER represents that it conducts business activities within the scope of retail sale of clothing and it submits to this agreement a document confirming the registration in the form of an excerpt from the National Court Register, a decision on granting a tax identification number NIP, and a certificate on granting a REGON number. The BUYER confirms that all data included in such documents are valid. All documents listed in this section are attached to this agreement.

3.

The BUYER declares that the entire list of places at which it conducts its business activities is included in an excerpt from the National Court Register. At the same time, upon the SELLER’s request the BUYER shall to submit a current excerpt from the National Court Register.

ORGANIZATION OF DELIVERY

§ 2

1.

The Parties desire to engage in the regular commercial cooperation, according to rules set forth in this agreement.

2.

The BUYER desires to buy goods from the SELLER included in his commercial offer and to timely pay for the received goods.

3.

The SELLER shall sell to the BUYER goods included in his commercial offer according to the rules set forth in this agreement.

4.

The SELLER consents for the purchase of clothing accessories from other entities of proper standard and quality, if the they are not included in the SELLER’s offer; however, such purchase by the BUYER shall not exceed 10% of the total assortment of the SELLER’s goods.

5.

The sale shall be performed on the basis of orders issued by the BUYER.

6.

Orders may be issued in any of the following forms: - by phone, - by facsimile, - by electronic means of communication (e-mail), - in writing, - personally in a place of business activities of the SELLER at the following address: Krzyżanowo 7, Śrem 63-100.

7.

The basis for orders shall be the current offer of the SELLER.

8.

The receipt of an order shall be confirmed by the SELLER. Item 6 above shall apply to such order confirmation.

9.

The orders shall be realized within a maximum of 2 working days. In case of any good included in the SELLER’s offer that is not available in the warehouse, the term of the realization of an order shall be individually agreed, and the SELLER shall inform the BUYER about such situation upon the confirmation of an order.

10.

The subject of an order shall be made available for the BUYER at the place of conducting business activities by the SELLER at the following address: Krzyżanowo 7, 63-100 Śrem.

11.

The Parties agree that within the scope of commercial cooperation the SELLER shall sell and the BUYER shall buy goods included in the SELLER’s offer on the level of values presented in the “sale prognosis in own shops network 2007-2009”, which is an integral part of this agreement.

12.

The SELLER may reject delivering the goods if the BUYER is in delay with payment of any due amount resulting from an invoice relating to the sale of goods.

COMPLAINT

§ 3

1.

The SELLER shall be responsible towards the BUYER under the statutory warranty for physical defects of the sold goods, under the following conditions:

a.

The BUYER shall examine a subject of sale at the moment of its receipt from the SELLER.

b.

The BUYER shall notify the SELLER in writing about a defect within 7 days following the assertion of the defect, together with a detailed description of the defect, the circumstances in which it arose and was confirmed.

c.

The BUYER shall deliver, together with the notification about a defect, the subject of the sale in a complete state to the place of the SELLER’s business activities at the following address: Krzyżanowo 7, 63-100 Śrem.

2.

The SELLER shall examine the BUYER’s complaint within 30 days from the date of the notification about the defect

3.

The SELLER’s responsibility shall be limited to the value of the subject of the sale.

4.

Each party shall, as an individual entrepreneur and independent legal entity, bear its responsibility for actions and omissions, unless this agreement provides otherwise.

FINAL PROVISIONS

§ 4

1.

The agreement is concluded for the indefinite term.

2.

The parties may terminate the agreement upon 3-months’ notice, with effect at the end of a calendar month.

3.

The parties may terminate the agreement at any time by a mutual agreement.

§ 5

1.

The parties shall keep in secret all information they learned in connection with the performance of this agreement about other party, rules of its activities and business partners.

2.

The parties shall not disclose the contents of this agreement to any third party, and in particular, information relating to commercial conditions.

§ 6

The BUYER shall inform the SELLER about every change related to the BUYER’s data, i.e. in particular about the change of the address/registered office, change of the ownership structure, legal form, etc.

§ 7

All disputes related to the performance of this agreement shall be resolved by courts having jurisdiction in Poznań.

§ 8

In all matters not addressed in this agreement, the provisions of the Civil Code shall apply.

§ 9

All amendments to this agreement shall be made in writing; otherwise, they shall be null and void.

§ 10

The agreement has been executed in two counterparts, one counterpart for each party.

SELLER	BUYER
/signature/	/signature/	/signature/

	Vice-President of	President of the
	Management Board	Management Board

Mirosław Kranik	Bogdan Zegar	Marek Kaczmarek